Bonds.com Group, Inc. 8-K

Exhibit 10.1

SECURED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

This Secured Convertible Note and Warrant Purchase Agreement (this “Agreement”) is made as of May 28, 2010 (the “Initial Closing Date”) by and between Bonds.com Group, Inc., a Delaware corporation (the “Company”) and each of the entities or persons listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).  Nevaheel Consortium LLC, a Nevada limited liability company (the “Initial Lender”) is also entering into this Agreement in its capacity as the Agent (as defined below).

RECITALS

Subject to the terms and conditions set forth in this Agreement and pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, Units (as defined below) of securities of the Company, as more fully described in this Agreement. As used herein, each “Unit” shall consist of (i) a secured convertible note of the Company, in substantially the form set forth on Exhibit B (each a “Note” and together, the “Notes”) hereto, in the principal amount of $25,000, and (ii) a warrant, in substantially the form attached hereto as Exhibit C hereof (each a “Warrant” and together, the “Warrants”), to acquire 50,000 shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”) at an exercise price of $0.375 per share.  The Units, the Notes, the Warrants and the shares of Common Stock to be issued pursuant to the Notes and Warrants (the “Underlying Shares”) are referred to herein collectively as the “Securities”.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.           Purchase and Sale of Units.

(a)           Purchase of Units.

(i)           Units.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(f) and 1(g) below, the Company shall issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company on the applicable Closing Date (as defined below), the number of Units set forth opposite such Purchaser’s name on Exhibit A hereto.

(ii)           Initial Closing.  The initial purchase and sale of the Units shall take place remotely via the exchange of documents and signatures simultaneously with the execution and delivery of this Agreement (or such later date and time as is mutually agreed to by the Company and Purchasers) (the “Initial Closing”).

(iii)           Additional Closings.  After the Initial Closing, the Company may sell at one or more additional closings (each an “Additional Closing”; the Initial Closing and each Additional Closing are sometimes referred to herein as a “Closing” and together, the “Closings”), on the same terms and conditions as those contained in this Agreement, Units consisting of up to an additional $1,000,000 in principal amount of Notes and Warrants to purchase up to an additional 2,000,000 shares of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares), to one or more additional purchasers (the “Additional Purchasers”); provided that (A) each Additional Closing shall on occur on or before the date 14 days after the Initial Closing, and (B) each Additional Purchaser shall become a party to the Transaction Agreements (as defined below) by executing and delivering a counterpart signature page to each of the Transaction Agreements.  Exhibit A to this Agreement shall be updated to reflect the Units purchased at each Additional Closing and the applicable Additional Purchaser(s).

(iv)           Purchase Price.  The purchase price for each Unit (the “Purchase Price”) shall be Twenty-Five Thousand Dollars ($25,000).

(b)           Form of Payment.  At each Closing, subject to the satisfaction of the conditions to closing, each Purchaser shall deliver by wire transfer to the Company set forth on Schedule I hereto, no later than the close of business on the date of such Closing, the aggregate Purchase Price for the Units being purchased by such Purchaser.

(d)           Deliverables of Company at Closing.  At each Closing, the Company shall deliver to each Purchaser purchasing Units at such Closing (i) a Note in the principal amount set forth opposite such Purchaser’s name on Exhibit A hereto, (ii) a Warrant for the number of shares set forth opposite such Purchaser’s name on Exhibit A hereto, (iii) an executed copy of this Agreement, and (iv) an executed copy of the Second Amended and Restated Security Agreement in substantially the form set forth on Exhibit D hereto (the “Security Agreement”).

(e)           Deliverables of Purchaser at Closing.  At each Closing, each Purchaser purchasing Units at such Closing shall deliver to the Company: (i) an executed copy of this Agreement and the Security Agreement, and (ii) the applicable consideration provided for in Section 1(d) hereof.

(f)           Fractional Units.  No fractional Units shall be sold by the Company.

(g)           Use of Proceeds.  The proceeds from the sale of the Units will be for general working capital of the Company and its Subsidiaries.

2.           Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser as of the Initial Closing as follows:

(a)           Organization and Qualification.  The Company and its subsidiaries, which are identified on Schedule 2(a) hereto (“Subsidiaries”), are entities duly organized and validly existing and, to the extent legally applicable, in good standing under the laws of the State of Delaware and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Except as set forth on Schedule 2(a), each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below).  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or the other Transaction Documents (as defined below) or the other instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Security Agreement, the Notes, the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Units, the Notes, the Warrants, and the reservation for issuance and the issuance of the Underlying Shares, have been duly authorized by the Company’s Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders for the valid issuance of the Conversion Shares.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           Issuance of Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least sufficient to permit the exercise of all existing Warrants and conversion of all existing Notes.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) except as set forth on Schedule 2(d), conflict with, or constitute a default or breach (or an event which with notice or lapse of time or both would become a default or breach) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, to the extent that such violations conflict, default or right would not reasonably be expected to have a Material Adverse Effect.

(e)           Consents.  Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as defined below) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(f)           Capitalization.  The Company has not issued any capital stock since its most recently filed periodic report under the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), other than capital stock issued: (i) pursuant to the terms hereof, (ii) by the Company and reported by the Company pursuant to a Current Report filed on Form 8-K under the Exchange, (iii) pursuant to the exercise of employee stock options under the Company’s stock option plans and/or the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans, or (iv) upon the conversion or exercise of securities of the Company outstanding as of the date of the most recently filed periodic report under the Exchange Act.  A schedule of all of the outstanding common stock, preferred stock, options, warrants, special purchase rights, and convertible notes previously issued by the Company are attached hereto as Schedule 2(f).  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

(g)           SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (the “Commission”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)           Material Changes. Except as set forth on Schedule 2(h) or elsewhere on the schedules hereto, since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 2(h) or elsewhere on the Schedules hereto, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 trading day prior to the date that this representation is made.

(i)           Litigation.  Except as disclosed within the SEC Reports or in Schedule 2(i), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(j)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.

(k)           Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(l)           Regulatory Permits. To the Company’s knowledge, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m)           Title to Assets. Except as set forth on Schedule 2(m), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all security interests, liens, claims, charge or encumbrances (“Liens”), except for (i) liens for current taxes not yet due, (ii) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations of the Company, and (iii) Permitted Liens (as defined below).

(n)           Patents and Trademarks. Except as set forth on Schedule 2(n), the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any third party.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by any third party of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)           Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3 hereof, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(p)           Transactions With Affiliates and Employees. Other than as described in SEC Reports, and except as set forth on Schedule 2(p), none of the officers, directors, employees and/or affiliates of Company or the Subsidiaries is a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director employee or such affiliate or, to the knowledge of Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, partner or affiliate other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of Company, which in the aggregate (for the total amount in (i), (ii) and (iii) combined) does not exceed the amount of $25,000 for any officer, director, employee or affiliate.

(r)           Registration Rights.  Except as provided herein or as set forth in Schedule 2(r), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(s)           No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(t)           Disclosure. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(u)           Broker-Dealer Capital.  At all times that the Notes are outstanding, the Company’s Subsidiary Bonds.com, Inc. will have capital equal to at least the lower of (i) $1,000,000, and (ii) the aggregate principal amount outstanding under the Notes.

3.           Representations and Warranties of the Purchasers.  Each Purchaser hereby represents, warrants and covenants to the Company as of the date of such Purchaser’s Closing that:

(a)           Authorization. Such Purchaser has full power and authority to enter into this Agreement.  This Agreement,  when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)           Purchase Entirely for Own Account.  This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(c)           Knowledge.  The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser has had the opportunity to review and read the SEC Reports, including without limitation the “Risk Factors” set forth therein, and hereby acknowledge that they understand the disclosures made in such SEC Reports and the existence of such “Risk Factors”.

(d)           Restricted Securities.  The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal, state and province securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Other than as set forth herein, the Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(e)           General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Short Sales and Confidentiality Prior To The Date Hereof.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any person or entity acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act, of the securities of the Company (“Stock Transactions”) during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other person or entity representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). The Purchaser further agrees not to engage in any Stock Transactions until the Company files a Current Report on Form 8-K under the Exchange Act which annexes copies of the Transaction Documents thereto.  The Company covenants to file such Current Report on Form 8-K under the Exchange Act within five trading days of the Initial Closing.

(g)           Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  The Purchaser’s principal place of business is as set forth on such Purchaser’s counterpart signature page to this Agreement.

4.           Covenants.  For so long as the Notes remain outstanding:

(a)           Maintaining Properties, Assets.  The Company shall reasonably maintain in good repair, working order and condition its properties and other assets, and those of any Subsidiary, and from time to time make all reasonably necessary repairs, renewals and replacements thereto.

(b)           Liens. Company shall not, and shall not permit any of its Subsidiaries to, create, incur or suffer to exist any Lien upon any of its or its Subsidiaries’ assets or properties, except for (i) Liens created by operation of law such as materialmen’s liens, mechanic’s liens and other similar liens; (ii) deposits, pledges or Liens securing obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits; (iii)  Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith by appropriate proceedings with the establishment of adequate reserves on the balance sheet of Company; (iv) Liens securing indebtedness to commercial banks and other institutional lenders; (v) Liens that are subordinate in all respects to the Liens held by the Purchasers; (vi) Liens in existence as of the date hereof; (vii) Liens arising under, or permitted pursuant to, the Security Agreement, as the same may be amended or restated from time to time, (viii) Liens approved by the holders of a majority of the principal amount of indebtedness outstanding under the Notes, (ix) Liens approved by the Agent; and (x) the first priority security interest in the domain name Bonds.com held by Valhalla Investment Partners pursuant to the Amended and Restated Secured Note in the original principal amount of $400,000 (the “Applicable Indebtedness”) dated on or about May 1, 2009 (collectively, the “Permitted Liens”).

(c)           Extraordinary Actions.    Unless otherwise approved by the holders of a majority of the principal amount of indebtedness outstanding under the Notes, the Company shall not nor shall it permit any Subsidiary to: (i) acquire, sell or otherwise transfer any material assets or rights of the Company or a Subsidiary or enter into any contract or agreement relating to the sale of assets which is not consummated pursuant to an arms length transaction, (ii) enter into any contract, agreement or transaction (including any transfer or sale of Intellectual Property Rights) with any officer, director, stockholder or affiliate of the Company or a Subsidiary other than transactions pursuant to arms length terms (as determined in the sole discretion of the Board), (iii) other then repayment of the Applicable Indebtedness, any indebtedness secured by Permitted Liens or any other indebtedness outstanding as of the date hereof, directly or indirectly pay or declare any dividend or make any distribution upon, redeem, retire or repurchase or otherwise acquire, any shares of capital stock or other securities of the Company or a Subsidiary, or (iv) materially change the Company’s line of business as currently conducted and as currently proposed to be conducted.

5.           Other Agreements of the Parties.

(a)           Transfer Restrictions.

(i)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

(ii)           The Purchasers agree to the imprinting, so long as is required by this Section 5(a), of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(b)           Removal of Legend. Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4(a) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company agrees that at such time as such legend is no longer required under this Section 4(b), it will, no later than three trading days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third trading day, the “Legend Removal Date”), along with an acceptable legal opinion and broker representation letter, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Company’s transfer agent that enlarge the restrictions on transfer set forth in this Section.

(c)           Compliance with Securities Act.  Each Purchaser, severally and not jointly with the other Purchasers, agrees that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in Section 4(b) is predicated upon the Company’s reliance upon this understanding.

(d)           Furnishing of Information.  Until the earliest of the time that no Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.  As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

(e)           Disclosure; Publicity.  No Purchaser shall issue any other press release or other public disclosure with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company.

(f)           Reservation of Securities.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.   If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the number of Underlying Shares issuable upon the conversion and exercise of all Securities outstanding on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to sufficiently increase the number of authorized but unissued shares of Common Stock.

(g)           Form D and Blue Sky.  If required, Company shall file a Form D with respect to the issuance of the Notes and Warrants (or the issuance of the Underlying Shares) as required under Regulation D under the Securities Act and, upon written request, provide a copy thereof to Purchasers promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Notes and Warrants for sale to Purchasers pursuant to the terms hereof (or the Underlying Shares upon conversion of this Notes or exercise of the Warrants) under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to Purchasers promptly after such filing.  However, the Company shall not be required to execute any general consent to service of process in order to obtain such blue sky clearance, except in a jurisdiction where the Company is already subject to such process.

6.           Piggyback Registration Rights in Company. If, at any time, there is not an effective registration statement covering the resale of all of the Underlying Shares, and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act, of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then Company shall send to the Purchasers a written notice of such determination and, if within ten (10) days after receipt by the Purchasers of such notice, Company shall receive a request in writing from the Purchasers, the Company shall use commercially reasonable efforts to include in such registration statement all or any part of such Underlying Shares Purchasers request to be registered at no cost to the Purchasers (other than underwriting discounts, fees and commissions).  The Purchasers (or their designee(s)) shall also be provided with such other rights, and Company shall have such obligations, as customarily accompany investor piggyback registration rights, including, without limitation, the right of the Purchasers to customary indemnification by Company, Company’s obligation to prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective until the disposition of all securities covered by such registration statement, the obligation of Company to register and qualify the securities covered by such registration statement under applicable state securities and blue sky laws, the obligation of Company to cause the securities covered by such registration statement to be listed or quoted on the Trading Market on which Company’s securities are then listed or quoted and the obligation of Company to cause to be provided customary legal opinions and comfort letters of its independent certified accountants if requested in connection with a sale pursuant to such registration statement).  Notwithstanding the foregoing, (a) if a registration involves an underwritten offering, and the lead managing underwriter shall advise Company that the amount of securities to be included in the offering exceeds the amount which can be sold in the offering, or (b) the Securities Act, the rules and regulations promulgated hereunder or other requirements or restrictions imposed by the Commission or its staff prevent the Company from registering all of the shares of Common Stock it seeks to register along with all of the shares of Common Stock to be registered for selling security holders, then, in either case, the number of Underlying Shares owned by the Purchasers to be included in the offering shall be eliminated or reduced as required by the managing underwriter or the rules, regulations, requirements or restrictions of the Commission or its staff.  Notwithstanding anything contained herein to the contrary, Underlying Shares shall cease to be eligible for the foregoing registration and related rights when (a) a Registration Statement covering such Underlying Shares has been declared effective by the Commission and it has been disposed of pursuant to such effective Registration Statement or (b) such Underlying Shares may be sold pursuant to Rule 144 under the Securities Act without volume restriction.

7.           Agent.

(a)           Appointment.  Each Purchaser hereby constitutes and appoints the Initial Lender as their representative (the “Agent”) and their true and lawful agents and attorney-in-fact, with full power and authority in each of their names and to act on behalf of each of them in the absolute discretion of the Agent (i) with respect to the provisions of this Agreement and the other Transaction Documents, and (ii) exercising all of the rights and remedies of the Purchasers under this Agreement and the other Transaction Documents following an “Event of Default” under the Notes, an “Event of Default” under the Security Agreement or any other default under any of the Transaction Documents.  This appointment and grant of power and authority is coupled with an interest and is in consideration of the mutual covenants made in this Agreement and is irrevocable and shall not be terminated by any act of the Purchasers (other than the resignation of the Agent) or by operation of law.  Each Purchaser consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by the Agent pursuant to this Section 7(a).  The Initial Lender may resign as Agent at any time by written notice to the Company and the other Purchasers.  Upon any such resignation, the Initial Lender shall use reasonable efforts to identify and appoint another Person to replace it as Agent hereunder.  If it is unable or otherwise does not appoint another Person to act as Agent, then the holders of a majority in principal amount outstanding under the Notes shall fulfill the role of the Agent.

(b)           Delegation of Duties.  The Agent may execute its rights or authority under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such rights and authority.  The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agent with reasonable care.

(c)           Exculpatory Provisions.  Neither the Agent nor any of its officers, directors, employees, agents, partners, limited partners, members, managers, officers, attorneys-in-fact, representatives, subsidiaries or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person in good faith under or in connection with this Agreement or the other Transaction Documents, or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Company or for any failure of the Company to perform its obligations under this Agreement or the other Transaction Documents.  The Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Transaction Documents, or to inspect the books, records or properties of the Company.

(d)           Reliance by the Agent.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, electronic mail, statement, order or other document, communication or correspondence believed by it to be genuine and correct and to have been signed, sent or made by officers of the Company, public officials, other appropriate persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent.  The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Transaction Documents unless they shall first receive (but they are not required to obtain unless expressly stated elsewhere in this agreement) such advice or concurrence of the Purchasers as they deem appropriate.

(f)           Non-Reliance on Agent.  Each Purchaser expressly acknowledges and agrees that neither Agent nor any of its respective officers, directors, employees, agents, partners, limited partners, members, managers, attorneys-in-fact, representatives, subsidiaries or affiliates has made any representations or warranties to it and that no act by either Agent hereunder taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by Agent to any other Purchaser.

(g)           Indemnification.  Each of the Purchasers shall, on a proportionate basis in accordance with its or his ownership interest in the Notes, indemnify and hold the Agent harmless from and against any and all losses, damages, expenses, liabilities, obligations, penalties, actions, judgments, suits or disbursements (including reasonable counsel fees and expenses) which the may be imposed on, incurred or sustained by, or asserted against the Agent at any time in any way relating to or arising out of any action or omission by the Agent in such capacity, except for those resulting from the Agent’s bad faith.

(h)           Agent in its Individual Capacity.  The Agent and its affiliates may make loans to and investments in and generally engage in any kind of business with the Company as though they were not the Agent hereunder.  With respect to its investments and any indebtedness issued to it, the Agent shall have the same rights and powers under this Agreement and the other Transaction Documents as any other Purchaser and may exercise the same to its own benefit, regardless of the impact on or to other Purchasers, as though it were not Agent.  The term “Purchaser” includes the Agent in its own capacity.

(i)           No Action by Other Purchasers.  No Purchaser other than the Agent shall pursue any remedies in respect of an “Event of Default” under the Notes, an “Event of Default” under the Security Agreement or any other default under any of the Transaction Documents, it being the intent of the Purchasers that any an action to enforce rights of the Purchasers under any of the Transaction Documents be brought by the Agent as the representative of all Purchasers in a single action.

8.           Miscellaneous.

(a)           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New York County, New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(c)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid and return receipt requested, if such notice is addressed to the party to be notified at such party’s address as set forth on the counterpart signature pages to this Agreement or as subsequently modified by written notice.

(f)           Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

(g)           Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of (i) the Company and (ii) the Agent.  Any amendment or waiver effected in accordance with this Section 8(g) shall be binding upon each Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

(h)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)           Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(j)           Survival of Representations, Warranties and Covenants. The representations and warranties contained in Section 2 hereof shall survive until such time as the later of: (i) the date on which all the Notes have been converted or satisfied and (ii) the date on which all the Warrants have been exercised in full or expired.  The representations and warranties contained in Section 3 shall survive indefinitely.

(k)           Exculpation Among Purchasers.  Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

(l)           Counsel.  Each Purchaser to this Agreement acknowledges that Hill, Ward &  Henderson, P.A. acted solely as counsel to the Company in connection with this Agreement, the other Transaction Documents and all transactions and matters contemplated hereby and thereby and that he, she or it was encouraged to retain and either retained or had sufficient opportunity to retain independent legal counsel and other advisors in connection with this Agreement, the other Transaction Documents and the transactions and matters contemplated hereby and thereby.

[Counterpart Signature Pages Follow]

Company Counterpart Signature Page
to
Secured Convertible Note and Warrant Purchase Agreement

The undersigned hereby executes this Secured Convertible Note and Warrant Purchase Agreement as of the date set forth below.

THE COMPANY

BONDS.COM GROUP, INC.

By:	/s/ Michael O. Sanderson
Name:	Michael O. Sanderson
Title:	Chief Executive Officer

Date:	May 28, 2010

Address:

Bonds.com Group, Inc.
529 5th Avenue, 8th Floor
New York, New York 10017
Fax: (212) 946-3999

[Counterpart Signature Page to Secured Convertible Note and Warrant Purchase Agreement]